r77d.txt



PIMCO ETF Trust

Supplement dated September 11, 2013 to the
Actively-Managed Exchange-Traded Funds Prospectus, dated October 31, 2012, as supplemented from time to time (the "Prospectus")

Disclosure Related to Illiquid Securities

      Effective immediately, the second sentence of the second paragraph of the "Characteristics and Risks of Securities and Investment Techniques-Illiquid Securities" section of the Prospectus is deleted and replaced with the following:

The PIMCO Foreign Currency Strategy Exchange-Traded
Fund and PIMCO Total Return Exchange-Traded Fund may each invest up to 15% of its net assets in a combination of illiquid securities, delayed funding loans, revolving credit facilities, fixed- and floating-rate loans and loan participations and assignments. The PIMCO Global
Advantage Inflation-Linked Bond Exchange-Traded Fund may invest up to 15% of its net assets in a combination of illiquid securities, Rule 144A securities, delayed funding loans, revolving credit facilities, fixed- and floating-rate loans and loan participations and assignments.


Investors Should Retain This Supplement For Future
Reference

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PIMCO ETF Trust

Supplement dated September 11, 2013 to the
Statement of Additional Information, dated October 31,
2012, as supplemented from time to time (the "SAI")

Disclosure Related to Illiquid Securities

      Effective immediately, the second sentence of the second paragraph of the "Investment Objectives and Policies-Illiquid Securities" section of the SAI is deleted and replaced with the following:

The PIMCO Foreign Currency Strategy Exchange-Traded
Fund and PIMCO Total Return Exchange-Traded Fund may each invest up to 15% of its net assets in a combination of illiquid securities, delayed funding loans, revolving credit facilities, fixed- and floating-rate loans and loan participations and assignments. The PIMCO Global
Advantage Inflation-Linked Bond Exchange-Traded Fund may invest up to 15% of its net assets in a combination of illiquid securities, Rule 144A securities, delayed funding loans, revolving credit facilities, fixed- and floating-rate loans and loan participations and assignments.

Investors Should Retain This Supplement For Future
Reference